                                                                   Exhibit 10.48

                                 LOAN AGREEMENT


                                      among



                         WOODSTAR INVESTOR PARTNERSHIP,




                          VARIOUS LENDING INSTITUTIONS,




             BT ALEX. BROWN INCORPORATED and CHASE SECURITIES, INC.,
                              AS ARRANGING AGENTS,




                                       and




               BANKERS TRUST COMPANY AND THE CHASE MANHATTAN BANK,
                            AS ADMINISTRATIVE AGENTS

                          -----------------------------
                          Dated as of December 29, 1997
                          -----------------------------

                                 $57,285,881.62

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


SECTION 1.  Amount and Terms of Credit........................................ 1
           1.01  Loan......................................................... 1
           1.02  Minimum Borrowing Amounts, etc............................... 1
           1.03  Notice of Borrowing.......................................... 1
           1.04  Disbursement of Funds........................................ 2
           1.05  Notes........................................................ 2
           1.06  Conversions.................................................. 3
           1.07  Pro Rata Borrowings.......................................... 3
           1.08  Interest..................................................... 3
           1.09  Interest Periods............................................. 4
           1.10  Increased Costs, Illegality, etc............................. 5
           1.11  Compensation................................................. 7
           1.12  Change of Lending Office..................................... 7
           1.13  Replacement of Lenders....................................... 8

SECTION 2.  Fees; Commitments................................................. 8
           2.01  Fees......................................................... 8
           2.02  Mandatory Adjustments of Commitments, etc.................... 9

SECTION 3.  Payments.......................................................... 9
           3.01  Voluntary Prepayments........................................ 9
           3.02  Mandatory Prepayments........................................ 9
           3.03  Method and Place of Payment..................................10
           3.04  Net Payments.................................................11

SECTION 4.  Conditions Precedent..............................................13
           4.01  Conditions Precedent to Loans................................13

SECTION 5.  Representations, Warranties and Agreements........................15
           5.01  Status.......................................................16
           5.02  Power and Authority..........................................16
           5.03  No Violation.................................................16
           5.04  Litigation...................................................16
           5.05  Use of Proceeds; Margin Regulations..........................16
           5.06  Governmental Approvals.......................................17
           5.07  Investment Company Act.......................................17
           5.08  Public Utility Holding Company Act...........................17
           5.09  True and Complete Disclosure.................................17

                                                                            Page
                                                                            ----

           5.10  Financial Condition; Financial Statements....................17
           5.11  Security Interests...........................................18
           5.12  Tax Liability................................................18
           5.13  Compliance with ERISA........................................18
           5.14  Subsidiaries.................................................18
           5.15  Properties...................................................18
           5.16  Compliance with Statutes, etc................................19

SECTION 6.  Affirmative Covenants.............................................19
           6.01  Information Covenants........................................19
           6.02  Books, Records and Inspections...............................20
           6.03  Insurance....................................................20
           6.04  Payment of Taxes.............................................20
           6.05  Franchises...................................................21
           6.06  Compliance with Statutes, etc................................21
           6.07  Proceeds.....................................................21

SECTION 7.  Negative Covenants................................................21
           7.01  Changes in Business..........................................21
           7.02  Consolidation, Merger, Sale or Purchase of Assets, etc.......21
           7.03  Liens........................................................22
           7.04  Indebtedness.................................................22
           7.05  Capital Expenditures.........................................22
           7.06  Advances, Investments and Loans..............................22
           7.07  Amendments, etc..............................................22
           7.08  Dividends, Distributions, etc................................23
           7.09  Transactions with Affiliates.................................23
           7.10  Creation of Subsidiaries.....................................23

SECTION 8.  Events of Default.................................................23
           8.01  Payments.....................................................24
           8.02  Representations, etc.........................................24
           8.03  Covenants....................................................24
           8.04  Default Under Other Agreements...............................24
           8.05  Bankruptcy, etc..............................................24
           8.06  Pledge Agreement.............................................25
           8.07  Judgments....................................................25
           8.08  Change of Control............................................25
           8.09  Other Defaults...............................................25

SECTION 9.  Definitions.......................................................26

SECTION 10.  The Agents.......................................................38
           10.01  Appointment.................................................38
           10.02  Nature of Duties............................................39

           10.03  Lack of Reliance on the Agents..............................39
           10.04  Certain Rights of the Agents................................39
           10.05  Reliance....................................................40
           10.06  Indemnification.............................................40
           10.07  The Agents in Their Individual Capacities...................40
           10.08  Holders.....................................................40
           10.09  Resignation by an Agent.....................................40

SECTION 11.  Miscellaneous....................................................41
           11.01  Payment of Expenses, etc....................................41
           11.02  Right of Setoff.............................................42
           11.03  Notices.....................................................42
           11.04  Benefit of Agreement........................................42
           11.05  No Waiver; Remedies Cumulative..............................44
           11.06  Payments Pro Rata...........................................45
           11.07  Calculations; Computations..................................45
           11.08  Governing Law; Submission to Jurisdiction; Venue; Waiver of
                       Jury Trial.............................................45
           11.09  Counterparts................................................46
           11.10  Assumption Date.............................................46
           11.11  Headings Descriptive........................................46
           11.12  Amendment or Waiver.........................................46
           11.13  Survival....................................................47
           11.14  Domicile of Loans...........................................47
           11.15  Confidentiality.............................................47
           11.16  Lender Register.............................................48
           11.17  No Liability for General Partners...........................48



ANNEX I             --     Commitments
ANNEX II            --     Lenders and Agents Addresses
ANNEX III           --     Shares
ANNEX IV            --     Hines Ground Leases


EXHIBIT A           --     Form of Notice of Borrowing
EXHIBIT B           --     Form of Note
EXHIBIT C           --     Form of Section 3.04 Certificate
EXHIBIT D-1         --     Form of Opinion of Sullivan & Cromwell
EXHIBIT D-2         --     Form of Opinion of Rinaldi & Associates
EXHIBIT D-3         --     Form of Opinion of White & Case
EXHIBIT E           --     Form of Officers' Certificate

EXHIBIT F           --     Form of Pledge Agreement
EXHIBIT G           --     Form of Affiliate Indemnification
EXHIBIT H           --     Form of Assignment Agreement
EXHIBIT I-1         --     Form of Assumption Agreement (Starwood Realty
                           Partnership)
EXHIBIT I-2         --     Form of Assumption Agreement (Starwood Operating
                           Partnership)
EXHIBIT J           --     Form of Consent Letter

                  LOAN AGREEMENT, dated as of December 29, 1997, among WOODSTAR INVESTOR PARTNERSHIP, a Delaware general partnership, the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), BANKERS TRUST COMPANY AND THE CHASE MANHATTAN BANK, as Administrative Agents (each, an "Administrative Agent" and, collectively, the "Administrative Agents" and, together with the Payments Administrator, collectively, the "Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 9 are used herein as so defined.


                              W I T N E S S E T H :

                  WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the credit facility provided herein;


                  NOW, THEREFORE, it is agreed:

                  SECTION 1. Amount and Terms of Credit.

                  1.01 Loan. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans (i) shall be made pursuant to a single drawing on the Closing Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type and (iii) shall not exceed in aggregate principal amount for any Lender at the time of incurrence thereof the Commitment of such Lender as in effect on such date. Once repaid, Loans may not be reborrowed.

                  1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than two Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) The Borrower shall give the Payments Administrator at its Notice Office, prior to 12:00 Noon (New York time), at least two Business Days' (or, in the case where the Loans are to be incurred as Base Rate Loans, one Business Day's) prior written confirmation (or telephonic confirmation promptly confirmed in writing) in the form of Exhibit A of its desire to make Loans on the Closing Date (the "Notice of Borrowing"), which notice shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made on the Closing Date and (ii) whether the Loans shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Payments Administrator shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Loans, of such Lender's proportionate share thereof and of the other matters specified in the Notice of Borrowing.

                  (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Payments Administrator may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Payments Administrator in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Payments Administrator's record of the terms of such telephonic notice.

                  1.04 Disbursement of Funds. (a) No later than 12:00 Noon (New York time) on the Closing Date, each Lender will make available its pro rata share of the Loans requested to be made on such date in the manner provided below. All such amounts shall be made available to the Payments Administrator in U.S. dollars and immediately available funds at the Payment Office and the Payments Administrator promptly will make available to the Borrower by depositing in the Specified Accounts (50-50 between them) the aggregate of the amounts so made available in the type of funds received.

                  (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitment hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  1.05 Notes. (a) To the extent any Lender requests same, the Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced by a promissory note substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a "Note" and, collectively, the "Notes").

                  (b) The Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Closing Date, (iii) be payable in the aggregate principal amount of Loans evidenced thereby from time to time, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 3.02 and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect a Borrower's obligations in respect of such Loans.

                  1.06 Conversions. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans into a Borrowing or Borrowings of another Type of Loan, provided that (i) no conversion of Base Rate Loans into Eurodollar Loans may be made prior to the Syndication Date except for a conversion made on the first day of a PSD Interest Period,
(ii) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (iii) Base Rate Loans may only be converted into Eurodollar Loans if no Default under
Section 8.01 or Event of Default is then in existence, or if such Default or Event of Default exists, the Required Lenders shall have determined in its or their sole discretion to permit such conversion and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower giving the Payments Administrator at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or two Business Days', in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Payments Administrator shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

                  1.07 Pro Rata Borrowings. All Loans under this Agreement shall be made by the Lenders pro rata on the basis of their Commitments. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it pursuant to its respective Commitments, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                  1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate Margin plus the Base Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Eurodollar Margin plus the relevant Eurodollar Rate.

                  (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Base Rate Margin, provided that each Eurodollar Loan shall bear interest after maturity (whether by acceleration or otherwise) until the end of the Interest Period applicable to it at such maturity at a rate per annum equal to 2% in excess of the rate of interest applicable thereto at such maturity.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, monthly in arrears on the first Business Day of each calendar month, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, (A) on any prepayment or conversion (other than the prepayment or conversion of any Base Rate Loan) on the amount prepaid or converted, (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

                  (f) The Payments Administrator, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the applicable Borrower and the Lenders thereof.

                  1.09 Interest Periods. (a) At the time the Borrower gives the Notice of Borrowing or a Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Payments Administrator written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower, be (x) prior to the Interim Date, a seven day period and (y) thereafter (but subject to clause (iv) below), a one, two or three month period. Notwithstanding anything to the contrary contained above:

                  (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                 (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (iv) subject to the foregoing clauses (i) through (iii), inclusive, (x) only a seven day Interest Period shall be available to be selected prior to the Interim Date and (y) thereafter until the Syndication Date, only a one month Interest Period shall be available to be selected, with all Loans constituting Eurodollar Loans during each such period to be outstanding pursuant to a single Borrowing;

                  (v) no Interest Period with respect to any Borrowing may be elected that would extend beyond the Final Maturity Date; and

                 (vi) no Interest Period may be elected at any time when a Default under Section 8.01 or an Event of Default is then in existence if either Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such election.

                  (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that
(x) in the case of clause (i) below, the Payments Administrator or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                 (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under

         Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances arising since the Closing Date affecting such Lender or the interbank Eurodollar market; or

                (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Payments Administrator in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Payments Administrator of such determination (which notice the Payments Administrator shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Payments Administrator notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Payments Administrator no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the applicable Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Payments Administrator telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or (iii), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Payments Administrator, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected

Lenders must be treated the same pursuant to this Section 1.10(b).

                  1.11 Compensation. (a) The Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Payments Administrator) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

                  (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.10 or 3.04 is given by any Lender more than 120 days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Section, such Lender shall not be entitled to compensation under Section 1.10 or 3.04 for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

                  1.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii) or 3.04 with respect to such Lender, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Section 1.10 or 3.04.

                  1.13 Replacement of Lenders. (x) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii) or Section
3.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders and/or (y) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the
"Replaced Lender") with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agents, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.


                  SECTION 2.  Fees; Commitments.

                  2.01 Fees. The Borrower shall pay to (x) each Agent on the Closing Date, for its own account and/or for distribution to the Lenders, such fees as heretofore agreed by the Borrower and the Agents and (y) the Payments Administrator, for its own account, such administrative fees as agreed to between the Borrower and the Payments Administrator, when and as due.

                  2.02 Mandatory Adjustments of Commitments, etc. (a) The Total Commitment shall terminate on January 15, 1998 if the Loans have not been made by such date.

                  (b) The Total Commitment shall terminate in its entirety on the Closing Date (after giving effect to the making of Loans on such date).


                  SECTION 3.  Payments.

                  3.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Payments Administrator at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by such Borrower at least one Business Day prior to the date of such prepayment with respect to Base Rate Loans and at least two Business Days prior to the date of such prepayment with respect to Eurodollar Loans, which notice shall promptly be transmitted by the Payments Administrator to each of the Lenders; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.

                  3.02  Mandatory Prepayments.

                  (A)  Requirements:

                  (a) If the Assumption Date has not then occurred, on the third Business Day following the date of receipt thereof by the Borrower of the Cash Proceeds from any Asset Sale or of any Distribution, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale or of such Distribution shall be applied as a mandatory repayment of principal of the then outstanding Loans.

                  (b) If the Assumption Date has not then occurred, on the third Business Day following the date of receipt thereof by the Borrower, an amount equal to 100% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the incurrence of Indebtedness by the Borrower (other than Indebtedness permitted by Section 7.04 as such Section is in effect on the Closing Date), shall be applied as a mandatory repayment of principal of the then outstanding Loans.

                  (c) If the Assumption Date has not then occurred, on the third Business Day following the date of receipt thereof by the Borrower, an amount equal to 100% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of any sale or issuance of its equity or of any equity contribution shall be applied as a mandatory repayment of principal of the then outstanding Loans.

                  (d) All outstanding Loans shall be repaid in full on June 30, 1998 if the Assumption Date has not then occurred.

                  (e) All outstanding Loans shall be repaid in full on the Final Maturity Date.

                  (B)  Application:

                  (a) With respect to each prepayment of Loans required by
Section 3.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made, provided that (i) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans; and (ii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by a Borrower as described in the preceding sentence, the Payments Administrator shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

                  3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Payments Administrator for the ratable (based on its pro rata share) account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Payments Administrator to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  3.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b) and except to the extent required by applicable law, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (or by any political subdivision or taxing authority thereof or therein) with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income, net profits or franchise taxes measured by net income or net profits of a Lender (or any office or branch of such Lender, in each case) pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located (or any subdivision or taxing authority thereof or therein)) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located (or of any subdivision or taxing authority therein or thereof) and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Payments Administrator within 45 days after the date the payment of any Taxes is made pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees to deliver to the Borrower and the Payments Administrator on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 11.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or
(ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each such Lender agrees that, from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Payments Administrator two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 (or successor forms) and a Section 3.04 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the

Payments Administrator of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 11.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes to the extent that such Lender has not provided to the Borrower Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to
Section 3.04(a) hereof to gross-up payments to be made to any such Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) of the last sentence of this Section 3.04(b) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in Section 11.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                  (c) If the Borrower pays any additional amount under this
Section 3.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit.


                  SECTION 4.  Conditions Precedent.

                  4.01 Conditions Precedent to Loans. The obligation of each Lender to make its Loans on the Closing Date is subject, at the time of the making of such Loans, to the satisfaction of the following conditions:

                  (a) Notice of Borrowing. The Payments Administrator shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

                  (b) No Default; Representations and Warranties. At the time of the making of the Loans and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by the Borrower contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Loans, except to the extent that such representations and warranties expressly relate to an earlier date.

                  (c) Effectiveness; Notes. (i) The Borrower and each of the Lenders shall have signed a copy of this Agreement (whether the same or different copies) and shall have delivered the same to the Payments Administrator at its Notice Office or, in the case of the Lenders, shall have given to the Payments Administrator telephonic (confirmed in writing), written, telex or facsimile transmitted notice (actually received) at its Notice Office that the same has been signed and mailed to it and (ii) there shall have been delivered to the Payments Administrator for the account of each Lender a Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

                  (d) Opinions of Counsel. On the Closing Date, the Administrative Agents shall have received opinions, addressed to each Agent and each of the Lenders and dated the Closing Date, from (i) Sullivan & Cromwell, special New York counsel to the Borrower, which opinion shall cover the matters contained in Exhibit D-1 hereto, (ii) Rinaldi & Associates, special counsel to the Borrower, which opinion shall cover the matters contained in Exhibit D-2 hereto and (iii) White & Case, special counsel to the Agents, which opinion shall cover the matters contained in Exhibit D-3 hereto.

                  (e) Partnership Proceedings. (I) On the Closing Date, the Administrative Agents shall have received from the Borrower a certificate, dated the Closing Date, signed by the President, any Vice-President or the Secretary (or any person holding an equivalent position) of the Borrower, in the form of Exhibit E with appropriate insertions and deletions, together with (x) copies of the organizational documents of the Borrower, (y) the resolutions or other administrative approval of the Borrower referred to in such certificate and (z) a statement that all of the applicable conditions set forth in
         Section 4.01(b) have been satisfied (or waived with the consent of the Required Lenders) as of such date, and all of the foregoing shall be reasonably satisfactory to the Agents.

                  (II) On the Closing Date, all partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agents shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of company proceedings and governmental approvals, if any, which the Agents may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper company or governmental authorities.

                  (f) Adverse Change, etc. Since November 1, 1997, nothing shall have occurred (and neither any Lender nor any Agent shall have become aware of any facts or conditions not previously known) which either Agent or the Required Lenders shall determine has had, or is reasonably likely to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document, or on the ability of the Borrower to perform its obligations to the Lenders and the Agents.

                  (g) Litigation. On the Closing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Credit Document or (b) which either Agent or the Required Lenders shall determine has had, or is reasonably likely to have (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document or on the ability of the Borrower to perform its obligations to the Lenders and the Agents.

                  (h) Pledge Agreement. On the Closing Date, the Borrower shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities endorsed in blank or accompanied by executed and undated stock powers, and the Pledge Agreement shall be in full force and effect.

                  (i) Fees. On the Closing Date, the Borrower shall have paid to the Agents and the Lenders all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

                  (j) Starwood Acquisition. The Administrative Agents shall be satisfied that (x) all requisite shareholder consent has been obtained to consummate the Starwood Acquisition and (y) all other conditions to the Starwood Acquisition are reasonably likely to be satisfied on the date then scheduled for consummation of the Starwood Acquisition. In addition, there shall be in effect on the Closing Date no injunction, stay or similar order that would materially delay, impose materially burdensome conditions on or otherwise materially adversely affect the Starwood Acquisition.

                  (k) Affiliate Indemnification. On the Closing Date, the

         Administrative Agents shall have received a counterpart of the Affiliate Indemnification executed by the parties thereto.

                  (l) Consent Letter. On the Closing Date, the Administrative Agent shall have received a letter from CT Corporation System substantially in the form of Exhibit J hereto with respect to service of process.

                  The acceptance of the benefits of the Loans shall constitute a representation and warranty by the Borrower to the Agents and each of the Lenders that all of the applicable conditions specified in Section 4.01 have been satisfied (or waived with the consent of the Required Lenders) as of that time. All of the certificates, legal opinions and other documents and papers referred to in Section 4.01, unless otherwise specified, shall be delivered to the Payments Administrator at its Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be reasonably satisfactory in form and substance to the Agents.

                  SECTION 5. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

                  5.01 Status. Each Credit Party (i) is a duly organized and validly existing corporation, limited liability company, limited partnership or general partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization and has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect. On the Closing Date, the Borrower is engaged in no business other than the ownership of the Shares and the Other Shares, investments in Permitted Investments and activities incidental thereto as permitted by Section 7.01.

                  5.02 Power and Authority. Each Credit Party has the power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which a party and has taken all necessary action to authorize the execution, delivery and performance of the Credit Documents to which a party. Each Credit Party has duly executed and delivered each Credit Document to which a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms.

                  5.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Pledge Agreement) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, certificate of formation, certificate of partnership, by-laws, limited liability company agreement or partnership agreement of any Credit Party.

                  5.04 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened with respect to any Credit Party that are reasonably likely to have (i) a Material Adverse Effect or
(ii) a material adverse effect on the rights or remedies of the Lenders or on the ability of any Credit Party to perform its respective obligations to them hereunder and under the other Credit Documents to which a party.

                  5.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be utilized on and after the Assumption Date as the Borrower may elect, subject to Section 5.05(b) below, including to pay Dividends, provided that prior to the Assumption Date the Borrower will comply with the provisions of Section 6.07.

                  (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

                  5.06 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

                  5.07 Investment Company Act. No Credit Party is required to be registered as an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  5.08 Public Utility Holding Company Act. No Credit Party is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  5.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agents for purposes of or in connection with this Agreement or any transaction contemplated herein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower which has had, or is reasonably likely to have, a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders (or to the Agents for distribution to the Lenders) for use in connection with the transactions contemplated hereby.

                  5.10 Financial Condition; Financial Statements. (a) On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness incurred, and to be incurred (including, without limitation, the Loans), and Liens created, and to be created, by the Borrower in connection therewith, (x) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts, (y) the Borrower will not have incurred or intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) the Borrower will not have unreasonably small capital with which to conduct its business. For purposes of this Section 5.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (b) The financial statements of the Borrower which have heretofore been furnished to each Lender present fairly, on the basis presented, the financial position of the Borrower at the dates of said statements. Nothing has occurred since December 31, 1996 that has had or is reasonably likely to have a Material Adverse Effect.

                  (c) Except as reflected in the financial statements and the notes thereto described in Section 5.10(b), there were as of the Closing Date no liabilities or obligations with respect to the Borrower of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower, except as incurred in the ordinary course of business consistent with past practices subsequent to December 31, 1996 and as incurred hereunder on such date.

                  5.11 Security Interests. On and after the Closing Date, the Pledge Agreement creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens, in favor of the Collateral Agent for the benefit of the Lenders. No filings or recordings are required in order to perfect the security interests created under the Pledge Agreement.

                  5.12 Tax Liability. The Borrower has not been obligated to pay federal or state income taxes.

                  5.13 Compliance with ERISA. The Borrower has no obligation to contribute to any Plan.

                  5.14  Subsidiaries.  The Borrower has no Subsidiaries.

                  5.15 Properties. The Borrower owns no property or asset other than the Shares, Other Shares and, after the Closing Date, the amounts on deposit in the Specified Accounts, and has good and marketable title thereto. Annex III sets forth a listing of the Shares by issuer and a listing of the shares of common stock of such issuer received by the Borrower upon the liquidation of LLC.

                  5.16 Compliance with Statutes, etc. Each Credit Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.


                  SECTION 6. Affirmative Covenants. The Borrower hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  6.01 Information Covenants. The Borrower will furnish to each
Lender:

                  (a) Annual Financial Statements. Within 105 days after the close of each of its fiscal years, its balance sheet, as at the end of such fiscal year and the related statements of income, changes in financial position and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of the Borrower as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each of its fiscal years, its balance sheet, as at the end of such quarterly period and the related statements of income, changes in financial position and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year and certified by the chief financial officer of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 6.01(a) and (b), a certificate of the chief financial officer, controller or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof.

                  (d) Notice of Default or Litigation. Promptly, and in any event within three Business Days after any officer of the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) the commencement of or any significant development in any litigation or governmental proceeding pending against the Borrower which is likely to have a Material Adverse Effect or is likely to have a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any other Credit Document.

                  (e) Auditors' Reports. Promptly upon receipt thereof, a copy of each other final report or "management letter" submitted to the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of LLC or such Borrower.

                  (f) Other Information. Promptly (i) upon transmission thereof, copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by the Borrower, and (ii) with reasonable promptness, such other material information or documents (financial or otherwise) as either Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time, subject in all cases, to any requirement, contractual, fiduciary or otherwise, applicable to the Borrower not to disclose such information.

                  6.02 Books, Records and Inspections. The Borrower will permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of the Borrower, officers and designated representatives of either Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower in whomsoever's possession, and to examine the books of account of the Borrower and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agents or the Required Lenders may desire.

                  6.03 Insurance. The Borrower will at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

                  6.04 Payment of Taxes. The Borrower will pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower, provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

                  6.05 Franchises. The Borrower will do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights, franchises and authority, provided that any transaction permitted by Section 7.02 will not constitute a breach of this
Section 6.05.

                  6.06 Compliance with Statutes, etc. The Borrower will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not have a Material Adverse Effect or would not have a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

                  6.07 Proceeds. The Borrower will deposit all proceeds of the Loans into the Specified Accounts (50-50 between them) and, prior to the Assumption Date, will not withdraw, or take any action to withdraw, any amounts from the Specified Accounts, it being agreed that all amounts in the Specified Accounts may be invested at the Borrower's direction in Permitted Investments acceptable to the Agents.

Notwithstanding anything to the contrary contained in this Section 6, upon the Assumption Date (but only if the Existing Starwood Credit Agreement is then in effect), all of the foregoing provisions of this Section 6 shall be deleted and thereafter shall be of no further force or effect.

                  SECTION 7. Negative Covenants. The Borrower hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  7.01 Changes in Business. The Borrower will not alter the character of its business from that conducted by it on the Closing Date (i.e., the ownership of the Shares and Other Shares and investment in Permitted Investments), it being understood that the Borrower may engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Credit Documents.

                  7.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person, except that a Permitted Transaction will be permitted.

                  7.03 Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets of any kind (real or personal, tangible or intangible) whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

                  (a) Liens (other than Liens in excess of $100,000 in the aggregate arising pursuant to Section 412 of the Code or Title IV of ERISA) for taxes, assessments or governmental charges not yet due and payable and for which adequate reserves have been established in accordance with GAAP; and

                  (b) Liens created by or pursuant to this Agreement, the other Credit Documents or the Westin Credit Documents.

                  7.04 Indebtedness. The Borrower will not contract, create, incur, assume or suffer to exist any Indebtedness, except Indebtedness incurred pursuant to this Agreement and the other Credit Documents.

                  7.05 Capital Expenditures. The Borrower will not incur any

Consolidated Capital Expenditures.

                  7.06 Advances, Investments and Loans. The Borrower will not lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

                  (a)  investments in cash and Permitted Investments;

                  (b) the Borrower may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

                  (c)  pursuant to a Permitted Transaction.

                  7.07 Amendments, etc.  The Borrower will not:

                  (a) amend, modify, or change in any manner adverse to the interests of the Lenders its partnership agreement or enter into any new agreement in any manner adverse to the interests of the Lenders with respect to its partnership interests;

                  (b) amend or modify or agree to the amendment or modification of, any organization document of any Specified Subsidiary in any manner adverse to the interests of the Lenders; and

                  (c) amend or modify, or agree to the amendment or modification of, the Starwood Acquisition Agreement in any manner adverse to the interests of the Lenders.

                  7.08 Dividends, Distributions, etc. The Borrower will not declare or pay any dividends (other than dividends payable solely in its partnership interests) or return any capital to, its partners or authorize or make any other distribution, payment or delivery of property or cash to its partners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any partnership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes (all of the foregoing "Dividends"), provided that the Borrower may pay Dividends with the proceeds of a dividend and/or distribution received from W&S Atlanta that is paid by W&S Atlanta with the proceeds of Indebtedness it has incurred as permitted by the Westin Credit Agreement.

                  7.09 Transactions with Affiliates. The Borrower will not enter into any transaction or series of transactions after the Closing Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  7.10 Creation of Subsidiaries. The Borrower will not create or acquire any Subsidiary.

Notwithstanding anything to the contrary contained in this Section 7, upon the Assumption Date (but only if the Existing Starwood Credit Agreement is then in effect), all of the foregoing provisions of this Section 7 shall be deleted and thereafter shall be of no force or effect.


                  SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

                  8.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  8.02 Representations, etc. Any material representation, warranty or statement made by the Borrower herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made provided that after the Assumption Date no Event of Default shall arise under this Section 8.02 as a result of any such representation, warranty or agreement made by Woodstar on the Closing Date proving untrue except to the extent such would have a material adverse effect on the Starwood Assumption and Guaranties; or

                  8.03 Covenants. The Borrower shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 6.07 or 7, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01, 8.02 or clause (a) of this Section 8.03) contained in this Agreement and such default under this clause (b) shall continue unremedied for a period of at least 30 days after notice to the defaulting party by either Agent or the Required Lenders; or

                  8.04 Default Under Other Agreements. (a) Prior to the Assumption Date, the Borrower or, after the Assumption Date, any Starwood Party (each, a "Designated Party") shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity (other than the failure to obtain the required consents under the Securitized Debt and the Hines Ground Leases); or (b) any such Indebtedness of any Designated Party shall be declared to be due and payable (other than to the extent the Designated Party promptly denies in writing to the applicable creditor the validity of such declaration and is contesting same in good faith), or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof (including, without limitation, as a result of the failure to obtain the required consents under the Securitized Debt or the Hines Ground Leases), provided that after the Assumption Date it shall not constitute an Event of Default pursuant to this Section 8.04 unless the principal amount of Indebtedness referred to in clauses (a) and (b) above exceeds $5,000,000, individually or in the aggregate; or

                  8.05 Bankruptcy, etc. Any Designated Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Designated Party and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Designated Party; or any Designated Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Designated Party; or there is commenced against any Designated Party any such proceeding which is not controverted within 20 days or remains undismissed for a period of 60 days; or any Designated Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Designated Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Designated Party makes a general assignment for the benefit of creditors; or any corporate action is taken by any Designated Party for the purpose of effecting any of the foregoing; or

                  8.06 Pledge Agreement. Prior to the Assumption Date, (a) the Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) the Borrower shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Pledge Agreement; or

                  8.07 Judgments. One or more judgments or decrees shall be entered against any Credit Party involving a liability of $10,000 ($5,000,000 on and after the Assumption Date) or more in the aggregate for all such judgments and decrees for the Credit Parties (not paid or to the extent not covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  8.08 Change of Control. A Change of Control shall occur at any time prior to the Assumption Date; or

                  8.09 Other Defaults. On and after the Assumption Date, a Starwood Event of Default shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Payments Administrator shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Administrative Agent or any Lender to enforce its claims against the Borrower and its other rights hereunder, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 8.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Payments Administrator as specified in clauses
(i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Pledge Agreement.


                  SECTION 9. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Administrative Agents" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agents appointed pursuant to Section 10.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliate Indemnification" shall mean an Indemnification Agreement

(which shall be in form and substance satisfactory to the Administrative Agents) executed by certain Affiliates of the Borrower acceptable to the Administrative Agents.

                  "Agents" shall have the meaning provided in the first paragraph of this Agreement.

                  "Agreement" shall mean this Loan Agreement, as the same may be from time to time further modified, amended and/or supplemented.

                  "Asset Sale" shall mean and include the sale, transfer or other disposition by the Borrower to any other Person of any asset of the Borrower.

                  "Assignment Agreement" shall mean the Assignment Agreement in the form of Exhibit H (appropriately completed).

                  "Assumption Agreements" shall mean the Assumption Agreements in the form of Exhibit I-1 and I-2 hereto.

                  "Assumption Date" shall mean the date on which the Starwood Assumptions and Guarantees become effective.

                  "Authorized Officer" shall mean any senior officer of the Borrower designated as such in writing to the Payments Administrator by the Borrower, in each case to the extent acceptable to the Payments Administrator.

                  "Bankruptcy Code" shall have the meaning provided in Section 8.05.

                  "Base Rate" shall mean the higher of (i) the Prime Lending Rate and (ii) the Federal Funds Effective Rate plus 1/2 of 1%.

                  "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

                  "Base Rate Margin" shall mean 0.625%, provided that if the Assumption Date has not occurred by March 31, 1998, the Base Rate Margin shall equal 3.625% on and after such date.

                  "Borrower" shall mean Woodstar, provided that on the Assumption Date Woodstar shall be released as the Borrower and replaced by Starwood Realty Partnership as the Borrower with respect to 96.08355% of the principal of the Loans (and all accrued but unpaid interest thereon) and by Starwood Operating Partnership as Borrower with respect to the remaining principal of the Loans (and all accrued but unpaid interest thereon), with Starwood Realty Partnership and Starwood Operating Partnership to thereafter constitute the "Borrower" for purposes of this Agreement. Woodstar may, upon such release, execute and deliver to the Administrative Agents a guaranty of the Obligations pursuant to a Guaranty Agreement heretofore agreed upon among the parties hereto.

                  "Borrowing" shall mean the incurrence of one Type of Loan by the Borrower from all of the Lenders on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

                  "BTCo" shall mean Bankers Trust Company.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" of any Person shall mean all obligations under Capital Leases of such Person in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash Proceeds" shall mean, with respect to any Asset Sale or Distribution (x) the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower from any such Asset Sale or (y) all amounts received by the Borrower pursuant to a Distribution (including the cash fair market value of any Distribution made other than in cash).

                  "Change of Control" shall mean at any time, and for any reason whatsoever, Marswood Investors L.P. ceases to own at least 80% of the partnership interests of the Borrower.

                  "Chase" shall mean The Chase Manhattan Bank.

                  "Closing Date" shall mean December 29, 1997 unless otherwise agreed by the Borrower and the Lenders.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the

Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all of the Collateral as defined in the Pledge Agreement.

                  "Collateral Agent" shall mean Bankers Trust Company acting as collateral agent for the Lenders.

                  "Commitment" shall mean, with respect to each Lender, the amount, set forth opposite such Lender's name on Annex I hereto directly below the column entitled "Commitment" as the same may be terminated pursuant to
Section 2.02.

                  "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of LLC and its consolidated Subsidiaries.

                  "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" shall mean this Agreement, the Notes and the Pledge Agreement.

                  "Credit Parties" shall mean (x) prior to the Assumption Date,

Woodstar and (y) on and after the Assumption Date, the Starwood Parties.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Designated Party" shall have the meaning provided in Section 8.04.

                  "Distribution" shall mean any dividend or other distribution received by the Borrower in respect of the Shares and Other Shares other than the dividend and/or distribution from W&S Atlanta referred to in Section 7.08.

                  "Dividends" shall have the meaning provided in Section 7.08.

                  "Eligible Transferee" shall mean and include a commercial bank, financial institution or other qualified institutional buyer (as defined under Rule 144A promulgated under the Securities Act of 1933, as amended) that is not a competitor in the hospitality business of the Credit Parties.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower would be deemed to be a "single employer" within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

                  "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

                  "Eurodollar Margin" shall mean 1.625%, provided that if the Assumption Date has not occurred by March 31, 1998, the Eurodollar Margin shall equal 4.625% on and after such date.

                  "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the interbank Eurodollar market by the Payments Administrator for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Payments Administrator for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in Section
8.

                  "Existing Starwood Credit Agreement" shall mean the Credit Agreement, dated as of September 10, 1997, among Starwood Trust, Starwood Realty Partnership, Bankers Trust Company, Lehman Brothers Holdings Inc., BankBoston, N.A. and Bank of Montreal, as in effect on the Closing Date and as amended or replaced prior to the Assumption Date in a manner acceptable to the Administrative Agents and to Starwood Lodging to permit the Starwood Acquisition and the Starwood Assumptions and Guaranties, without giving effect to any other amendment, modification or other change thereto not consented to by the Required Lenders, and regardless of whether such agreement is terminated.

                  "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Payments Administrator from three Federal Funds brokers of recognized standing selected by the Payments Administrator.

                  "Final Maturity Date" shall mean January 31, 2000.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement.

                  "Hines Ground Leases" shall mean the two ground leases with respect to the Westin Hotel, Houston (Galleria) and the Westin Hotel, Houston
(Oaks) as more particularly described on Annex IV hereto.

                  "Indebtedness" of any Person shall mean, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all Contingent Obligations of such Person, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such Person as an account party to reimburse any bank or any other person in respect of letters of credit and bankers' acceptances, whether or not drawn or accepted,
(k) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted (i.e., take-or-pay and similar obligations) and (l) all obligations (including repurchase obligations) relating to Property Financing Lender Equity. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such person is a general partner or member, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof pursuant to provisions and terms reasonably satisfactory to the Required Lenders.

                  "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

                  "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in interest rates.

                  "Interim Date" shall mean the date on which a Permitted Transaction is consummated.

                  "Lender" shall have the meaning provided in the first paragraph of this Agreement.

                  "Lender Register" shall have the meaning provided in Section 11.16.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan" shall have the meaning provided in Section 1.01(a).

                  "LLC" shall mean W&S Hotel L.L.C., formerly a Delaware limited liability company.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities, operations, condition (financial or otherwise), prospects or business plans of the Borrower.

                  "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, $2,000,000 and (ii) for Eurodollar Loans, $10,000,000.

                  "Net Cash Proceeds" shall mean with respect to (x) any Asset Sale, the Cash Proceeds resulting therefrom net of expenses of such sale and incremental taxes paid or payable as a result thereof and (y) any Distribution, the Cash Proceeds resulting therefrom.

                  "Nomura" shall mean Nomura Asset Capital Corporation, a Delaware corporation.

                  "Note" shall have the meaning provided in Section 1.05(a).

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03.

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                  "Notice Office" shall mean the office of the Payments Administrator at 130 Liberty Street, New York, New York or such other office as the Payments Administrator may designate to the Borrower from time to time.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Payments Administrator, the Documentation Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Other Shares" shall mean the shares of common stock of Worldwide and W&S Atlanta owned by the Borrower on the Closing Date.

                  "Payment Office" shall mean the office of the Payments Administrator at 130 Liberty Street, New York, New York or such other office as the Payments Administrator may designate to the Borrowers from time to time.

                  "Payments Administrator" shall mean BTCo.

                  "Permitted Investments" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of
(x) any Lender or (y) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Lender or Approved Bank or by the parent company of any

Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and
(v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iv) above but only to the extent such funds are acceptable to the Agents.

                  "Permitted Liens" shall mean Liens described in clauses (a),
(d) and (i) of Section 7.03.

                  "Permitted Transaction" shall mean (i) Woodstar, WHWE, Nomura and Jurgen Bartels (the "LLC Successors") exchanging all shares of Worldwide they own for preferred stock of Starwood Trust and cash pursuant to the Starwood Acquisition Agreement, (ii) the LLC Successors contributing all shares of W&S Atlanta they own to Starwood Operating Partnership pursuant to the Starwood Acquisition Agreement, (iii) the LLC Successors contributing all shares of W&S Seattle, W&S Lauderdale and W&S Denver to Starwood Realty Partnership pursuant to the Starwood Acquisition Agreement and (iv) the LLC Successors contributing all shares they own of Westin St. John to Starwood Operating Partnership pursuant to the Starwood Acquisition Agreement if and only if Starwood Realty Partnership concurrently assumes the LLC Successors' obligations with respect to 96.08355% of the Loans made to the LLC Successors by the Agents on the Closing Date and Starwood Operating Partnership concurrently assumes the remaining 3.91645% of the Loans made to the LLC Successors by the Agents on the Closing Date (and all such assumptions to be guaranteed by the Starwood Guarantors), with such assumptions and guarantees with respect to the Loans to be reflected by the issuance of the Starwood Assumptions and Guaranties.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall have the meaning provided in Section 4.01(h).

                  "Pledged Securities" shall mean all the Shares.

                  "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "PSD Interest Period" shall mean any Interest Period commenced prior to the Syndication Date, each of which Interest Periods must satisfy the requirements of Section 1.09(iv).

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Related Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Required Lenders" shall mean Lenders whose outstanding Loans constitute greater than 50% of the total outstanding principal of Loans.

                  "SEC" shall have the meaning provided in Section 6.01(j).

                  "Section 3.04 Certificate" shall have the meaning provided in
Section 3.04(b)(ii).

                  "Securitized Debt" shall mean, collectively, all Indebtedness under the loan documents evidencing (i) the $41,700,000 loan from Nomura to Westin Indianapolis, L.L.C., secured by a first mortgage loan on the Westin Indianapolis Hotel and (ii) the $75,000,000 loan from Nomura to The Peachtree Hotel Company and assumed by Westin Portman Peachtree II L.L.C., secured by a first deed to secure debt on the Westin Peachtree Plaza.

                  "Shares" shall mean the shares of the common stock of each of the Specified Subsidiaries owned by the Borrower on the Closing Date.


                  "Specified Accounts" shall mean Account No. 44102746 maintained at BTCo's office at 130 Liberty Street, New York, New York 10006 and Account No. 9102726438 maintained at Chase's office at 270 Park Avenue, New York, New York.

                  "Specified Subsidiaries" shall mean W&S Seattle, W&S Lauderdale, W&S Denver and Westin St. John.

                  "Starwood Acquisition" shall mean and include (i) the merger of Worldwide with and into Starwood Trust in accordance with the terms of the Starwood Acquisition Agreement, (ii) the Subsidiary Contributions pursuant to, and as defined in, the Starwood Acquisition Agreement and (iii) the related transactions described in the Starwood Acquisition Agreement.

                  "Starwood Acquisition Agreement" shall mean the Transaction Agreement, dated as of September 8, 1997, among WHWE, Nomura, Juergen Bartels, LLC, Worldwide, W&S Lauderdale, W&S Seattle, St. John Company, Westin St. John, W&S Denver, W&S Atlanta, Starwood Trust, Starwood Realty Partnership, Starwood Lodging Corporation and Starwood Operating Partnership, as in effect on September 8, 1997.

                  "Starwood Assumptions" shall mean (x) the assumption as Borrower by Starwood Realty Partnership of 96.08355% of the Loans pursuant to an Assumption Agreement in the form of Exhibit I-1 hereto and (y) the assumption as Borrower by Starwood Operating Partnership of the remainder of the Loans pursuant to an Assumption Agreement in the form of Exhibit I-2 hereto.

                  "Starwood Assumptions and Guaranties" shall mean the consummation of the Starwood Assumptions and the issuance of the Starwood Guaranty by the Starwood Guarantors.

                  "Starwood Event of Default" shall mean (i) a default shall occur with respect to any covenant contained in the Existing Starwood Credit Agreement (as defined herein) and/or incorporated by reference in any Assumption Agreement and (in the case of any default of any covenant that would require notice to Starwood Lodging and Starwood Realty Trust by the Administrative Agent or a Lender under the Existing Starwood Credit Agreement before such default shall constitute an Event of Default thereunder) continuance of such default unremedied for 30 days after written notice thereof to Starwood Lodging by either Administrative Agent or any Lender hereunder and (ii) the failure to deliver to the Lenders all financial information when and as required under the Existing Starwood Credit Agreement to be delivered to the lenders party thereto and such failure shall continue unremedied for 30 days after notice to Starwood Lodging by the Administrative Agents or the Required Lenders.

                  "Starwood Guarantors" shall mean Starwood Trust, Starwood Realty Partnership, Starwood Lodging Corporation, Starwood Operating Partnership and their respective Subsidiaries (except to the extent any such Subsidiary is not a guarantor under the Existing Starwood Credit Agreement) except to the extent any thereof is the Borrower under any of the Loans as a result of the Starwood Assumptions.

                  "Starwood Guaranty" shall mean the guaranty by the Starwood Guarantors of all Obligations hereunder, which guaranty shall be delivered on the Assumption Date and shall be substantially in the form of the Guaranty set forth in Section 12 of the Westin Credit Agreement (except that Section 12.07 of the Westin Credit Agreement will not be included in the Starwood Guaranty).

                  "Starwood Lodging" shall mean and include Starwood Trust and Starwood Lodging Corporation.

                  "Starwood Operating Partnership" shall mean SLC Operating Limited Partnership, a Delaware limited partnership.

                  "Starwood Parties" shall mean Starwood Lodging, Starwood Operating Partnership and Starwood Realty Partnership and any other entity that is a Starwood Guarantor.

                  "Starwood Realty Partnership" shall mean SLT Realty Limited Partnership, a Delaware limited partnership.

                  "Starwood Trust" shall mean Starwood Lodging Trust, a Maryland real estate investment trust.

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

                  "Syndication Date" shall mean the earlier of June 1, 1998 and the date specified in writing to the Borrower or Borrowers by the Administrative Agents as the date on which the primary syndication of the Loans and Commitments has been completed to the satisfaction of the Administrative Agents.

                  "Taxes" shall have the meaning provided in Section 3.04(a).


                  "Total Commitment" shall mean the sum of the Commitments of each of the Lenders.

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code.

                  "W&S Atlanta" shall mean W&S Atlanta Corp., a Delaware corporation.

                  "W&S Denver" shall mean W&S Denver Corp., a Delaware corporation.

                  "W&S Lauderdale" shall mean W&S Lauderdale Corp., a Delaware corporation.

                  "W&S Seattle" shall mean W&S Seattle Corp., a Delaware corporation.

                  "Westin Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of December 2, 1997, among LLC, various of its Subsidiaries and the Agents as in effect on the Closing Date.

                  "Westin Credit Documents" shall have the meaning provided in the Westin Credit Agreement.

                  "Westin St. John" shall mean Westin St. John Hotel Company, Inc., a corporation organized under the laws of the U.S. Virgin Islands.

                  "WHWE" shall mean WHWE L.L.C., a Delaware limited liability company.

                  "Woodstar" shall mean Woodstar Investor Partnership, a Delaware general partnership.

                  "Worldwide" shall mean Westin Hotels & Resorts Worldwide, Inc., a Delaware corporation, formerly known as W&S Arizona Corp.

                  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

                  SECTION 10.  The Agents.

                  10.01 Appointment. The Lenders hereby designate each of BTCo and Chase as Administrative Agent (for purposes of this Section 10, the term "Administrative Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Pledge Agreement and as Payments Administrator hereunder) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agents may perform any of their duties hereunder by or through their respective officers, directors, agents, employees or affiliates.

                  10.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. No Agent or any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon either Agent any obligation in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein with respect to such Agent.

                  10.03 Lack of Reliance on the Agents. Independently and without reliance upon either Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of any Borrower or Starwood Party in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of any Borrower or Starwood Party and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Borrower or Starwood Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Borrower or Starwood Party or the existence or possible existence of any Default or Event of Default.

                  10.04 Certain Rights of the Agents. If an Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and no Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against an Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                  10.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, facsimile or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

                  10.06 Indemnification. To the extent an Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent, in proportion to their Loans, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent.

                  10.07 The Agents in Their Individual Capacities. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agents in their individual capacities. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from any Borrower or any Starwood Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  10.08 Holders. The Payments Administrator may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Payments Administrator. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  10.09 Resignation by an Agent. (a) Either Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the other Administrative Agent (if any), the Borrower and the Lenders. Upon such resignation, any remaining Administrative Agent shall perform all the duties of such resigning Administrative Agent hereunder, provided that if, at the time of such resignation, such Administrative Agent is the only Administrative Agent, such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the resigning Administrative Agent, with the reasonable consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the resigning Administrative Agent, such Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

                  SECTION 11.  Miscellaneous.

                  11.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case, Simpson Thacher & Bartlett and of the Agents and each of the Lenders) in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each Agent and for each of the Lenders); (ii) pay and hold each of the Agents and Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, an investigation, litigation or other proceeding (whether or not an Agent or any Lender is a party thereto) related to the entering into and/or performance of any Document or the use of the proceeds of any Loans hereunder or the consummation of any transaction contemplated in any Credit Document, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of any Credit Party owing to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to
Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, faxed, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender or Agent, at its address specified for such Lender or Agent on Annex II hereto; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

                  11.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower (or after the Assumption Date no Borrower or any Starwood Guarantor) may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that

(x) in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10 and 3.04 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold and (y) no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of any application of any prepayment to, the Loans shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any commitment), (ii) release all or substantially all of the Collateral or (iii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or any other Credit Document.

                  (b) Notwithstanding the foregoing, (x) any Lender may assign all or a portion of its outstanding Loans and its rights and obligations hereunder to another Lender (or an Affiliate or Related Fund of such assigning Lender), and (y) with the consent of the Administrative Agents and (if no Event of Default exists) the Borrower (which consents shall not be unreasonably withheld), any Lender may assign all or a portion of its outstanding Loans and its rights and obligations hereunder to one or more Eligible Transferees. No assignment pursuant to the immediately preceding sentence by a Lender (or by Lenders which are Affiliates and/or Related Funds of each other) shall, to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder (or to an Affiliate or a Related Fund of an assigning Lender), be in an aggregate amount less than $5,000,000 unless the entire Loans of the assigning Lender (or group of Lenders which are Affiliates and/or Related Funds) are so assigned. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 11.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement (appropriately completed). At the time of any such assignment, (i) either the assigning or the assignee Lender shall pay to the Payments Administrator a nonrefundable assignment fee of $500 (if such assignment is between Lenders already party to this Agreement (or Affiliates or Related Funds of such Lenders) or $2,000 (if otherwise), and (ii) if requested, the Borrower will issue new Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Section 1.05. To the extent of any assignment pursuant to this Section 11.04(b) to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Payments Administrator the appropriate Internal Revenue Service Forms (and, if applicable, a Section 3.04 Certificate) described in Section 3.04(b). To the extent that an assignment of all or any portion of a Lender's Loans and related Obligations pursuant to this Section 11.04(b) would, at the time of such assignment, result in increased costs under Section 1.10 or 3.04 from those being charged by the respective assigning bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from the changes specified in said Section 1.10 or
3.04 after the date of the respective assignment). Each Lender and the Borrower agree to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this clause (b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

                  (c) Notwithstanding any other provision of this Section 11.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

                  (d) Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this Section 11 will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

                  11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and either Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which either Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

                  11.06 Payments Pro Rata. (a) The Payments Administrator agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  11.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders).

                  (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

                  11.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the state of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York in the Borough of Manhattan, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it, to the extent located outside New York City, or by hand, to the extent located within New York City, at its address for notices pursuant to
Section 11.03, such service to become effective 30 days after such mailing. The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof located at 1633 Broadway, New York, New York 10019, as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of any Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

                  (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

                  11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agents.

                  11.10 Assumption Date. The Payments Administrator shall give each Lender prompt written notice of the occurrence of the Assumption Date.

                  11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  11.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by the Borrower and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby, (i) extend the Final Maturity Date (it being understood that any waiver of any prepayment of, or the method of application of any prepayment to, the Loans shall not constitute any such extension), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon, or reduce the principal amount thereof, or increase the commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any commitment of any Lender),
(ii) amend, modify or waive any provision of this Section 11.12, (iii) reduce the percentage specified in, or (except to give effect to any additional facilities hereunder) otherwise modify, the definition of Required Lenders, (iv) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under the Credit Documents or (v) release all or substantially all of the Collateral. No provision of Section 10 may be amended without the consent of the Agents.

                  11.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 3.04, 10.06 or 11.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

                  11.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under Section 1.10, or 3.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12 or 1.13) to the extent not otherwise applicable to such Lender prior to such transfer.

                  11.15 Confidentiality. Subject to Section 11.04, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its Affiliates, employees, auditors, advisors or counsel or as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participation therein (so long as such transferee or participant agrees to be bound by the provisions of this Section 11.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof or any requested or required disclosure pursuant to legal process (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information reasonably promptly after receipt of such request (and prior to responding thereto) so as to give time to the Borrower to, if it so chooses, contest such request and/or to seek an appropriate protective order, and provided further that in no event shall any Lender be obligated or required to return any materials furnished by any Westin Entity.

                  11.16 Lender Register. The Borrower hereby designates the Payments Administrator to serve as its agent, solely for purposes of this
Section 11.16, to maintain a register (the "Lender Register") on which it will record the

Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect any Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the rights to the principal of, and interest on any Loan made shall not be effective until such transfer is recorded on the Lender Register maintained by the Payments Administrator with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan shall be recorded by the Payments Administrator on the Lender Register only upon the acceptance by the Payments Administrator of a properly executed and delivered Assignment Agreement pursuant to Section 11.04(b). The Borrower agrees to indemnify the Payments Administrator from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Payments Administrator in performing its duties under this Section 11.16 other than those resulting from the Payments Administrator's willful misconduct or gross negligence.

                  11.17 No Liability for General Partners. No past, present or future general partner of the Borrower shall have any liability as a result of its being a general partner for any Obligations under this Agreement or any of the other Credit Documents or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Lender hereby waives and releases all such liability.


                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


Address:                               WOODSTAR INVESTOR PARTNERSHIP

                                       By:  Marswood Investors, L.P.,
                                            General Partner

                                       By:  Starwood Capital Group, L.P.,
                                            General Partner

                                       By:  BSS Capital Partners, L.P.,
                                            General Partner

                                       By:  Sternlicht Holdings II, Inc.,
                                            General Partner


                                       By
                                         ---------------------------------------
                                            Title:


                                       BANKERS TRUST COMPANY,
                                       Individually and as Administrative Agent


                                       By
                                         ---------------------------------------
                                            Title:


                                       THE CHASE MANHATTAN BANK, Individually
                                       and as Administrative Agent


                                       By
                                         ---------------------------------------
                                            Title:

                                                                         ANNEX I


                                   COMMITMENTS




Lender                                      Commitment
------                                      ----------

Bankers Trust Company                       $28,642,940.81


The Chase Manhattan
Bank                                        $28,642,940.81

Total                                       $57,285,881.62

                                                                        ANNEX II


                          LENDERS AND AGENTS ADDRESSES




Bankers Trust Company                         130 Liberty Street
                                              New York, New York  10006
                                              Attention: Laura Burwick
                                              Tel: (212) 250-2568
                                              Fax: (212) 250-7200

The Chase Manhattan Bank                      270 Park Avenue
                                              New York, New York  10017
                                              Attention: James Rolison
                                              Tel: (212) 270-6000
                                              Fax: (212)

                                                                       ANNEX III


                                     SHARES


                           [ON FILE WITH WHITE & CASE]